Exhibit 31.1

CERTIFICATION

I, Bob L. Corey, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Extreme Networks, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 23, 2009	/S/ BOB L. COREY
Bob L. Corey Acting President and Chief Executive Officer (Principal Executive Officer), Senior Vice President, Finance and Chief Financial Officer (Principal Accounting Officer)